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                                    AGREEMENT


                  This will confirm the agreement by and among the undersigned that the Schedule 13D dated May 13, 1999, with respect to the ownership of Common Stock of Midisoft Corporation by the undersigned, is filed on behalf of each of the undersigned.


Dated:  May 13, 1999


                                             KIRLIN HOLDING CORP.


                                             By: /s/ Anthony J. Kirincic
                                                -----------------------------
                                                Name:   Anthony J. Kirincic
                                                Title:     President


                                                /s/ Anthony J. Kirincic
                                               ------------------------------
                                               Anthony J. Kirincic

                                               /s/ David O. Lindner
                                               ------------------------------
                                               David O. Lindner